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                                April 16, 1999

To TheSteet.com, Inc.

We hereby consent to the inclusion of cdertain facts regarding unique visitors and page views derived from the December 1998 and March 1999 reports generated by DoubleClick Inc.'s DART Service in TheStreet.com Registration Statement on Form S-1 (File No. 333-72799) (the "Registration Statement"). We also hereby consent to the mention of DoubleClick Inc. in the technology risk factor section of the Registration Statement.

                                            Sincerely yours,

                                            /s/ Elizabeth Wang

                                            Elizabeth Wang
                                            General Counsel